Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitutes and appoints Stephen A. Hill, David C. Hastings or J. David Jacobs (each, an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of an additional 300,000 shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) issuable pursuant to the ArQule, Inc. Amended and Restated 1996 Employee Stock Purchase Plan. Each signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2003

/s/ David C. Hastings David C. Hastings	Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	June 10, 2003

/s/ Laura Avakian Laura Avakian	Director	May 30, 2003

/s/ Timothy C. Barabe Timothy C. Barabe	Director	June 10, 2003

/s/ Werner Cautreels Werner Cautreels	Director	May 31, 2003

/s/ Ariel Elia Ariel Elia	Chairman of the Board	June 5, 2003

/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	May 30, 2003

/s/ Michael Rosenblatt Michael Rosenblatt	Director	June 9, 2003

/s/ Patrick J. Zenner Patrick J. Zenner	Director	June 3, 2003

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